Exhibit 3.49

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MORTGAGE ASSET SYSTEMS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF MARCH, A.D. 2007, AT 6:15 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE EIGHTEENTH DAY OF OCTOBER, A.D. 2011, AT 6 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “MORTGAGE ASSET SYSTEMS, LLC”.

	Jeffrey W. Bullock, Secretary of State
4315561 8100H	AUTHENTICATION:	0939822
131368331	DATE:	12-03-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

MORTGAGE ASSET SYSTEMS, LLC

This Certificate of Formation of Mortgage Asset Systems, LLC, dated as of March 12, 2007, is being duly executed and filed by Philip C. Schroeder, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

1. The name of the limited liability company formed hereby is Mortgage Asset Systems, LLC.

2. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Philip C. Schroeder, Authorized Person

806013.01/OC R6495-002/3-12-07/saf/saf	State of Delaware Secretary of State Division of Corporations Delivered 05:11 PM 03/12/2007 FILED 06:15 PM 03/12/2007 SRV 070308396 – 4315561 FILE

State of Delaware Secretary of State Division of Corporations Delivered 06:06 PM 10/18/2011 FILED 06:00 PM 10/18/2011 SRV 111113183 – 4315561 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Mortgage Asset Systems, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 1679 S. Dupont Hwy., Suite 100 (street), in the City of Dover, Zip Code 19901. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Registered Agent Solutions, Inc..

By:
Authorized Person

Name:	H. Marc Helm
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